                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Thoratec Corporation on Form S-3 of our report dated February 14, 2001, appearing in the Annual Report on Form 10-K of Thoratec Corporation for the year ended December 30, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

San Francisco, CA
May 14, 2001